EXHIBIT 10.74
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                        SETTLEMENT AND RELEASE AGREEMENT

     This Settlement and Release Agreement (the "Agreement") is made this 15th day of January, 2004, by and between Franklin Resources, Inc. and its affiliated, subsidiary, and associated companies and/or corporations, including their interests in joint ventures as now exist or may hereafter be constituted or acquired ("FRANKLIN") and Great Northern Insurance Company ("Great Northern"). FRANKLIN and Great Northern are individually referred to herein as a "Party," and collectively they are referred to herein as the "Parties."

                                    RECITALS

     WHEREAS, Great Northern issued to FRANKLIN an insurance policy, No. 3533-87-15, effective from November 1, 2000 to November 1, 2001 (the "Policy");

     WHEREAS, on or about September 13, 2001, FRANKLIN notified Great Northern of a claim under the Policy for losses suffered as a result of the September 11, 2001 attack on the World Trade Center (the "9-11 Claim");

     WHEREAS, a dispute has arisen between the Parties concerning the scope of coverage provided under the Policy and the amounts payable under the Policy with respect to FRANKLIN's 9-11 claim (the "Dispute over FRANKLIN's 9-11 Claim under Great Northern Policy No. 3533-87-15 ");

     WHEREAS, the Parties have now agreed to compromise and settle all controversies between them concerning or arising out of the Dispute over FRANKLIN's 9-11 claim, without any Party admitting any liability to any other Party, on the terms set forth herein for a total payment of $100,000,000.00.

     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, BY and between the undersigned, that:

1. PAYMENT. Great Northern has previously made partial payments to FRANKLIN for the 9-11 Claim totaling $67,513,130.59, receipt of which FRANKLIN hereby acknowledges. A final payment of $32,486,869.41 is thus required.

2. Within five (5) business days following the execution of this Agreement by the Parties (the "Effective Date"), and in exchange for the consideration provided herein (and as a condition to such consideration), Great Northern shall make a final monetary payment to FRANKLIN in the amount of $32,486,869.41 by check payable to FRANKLIN. This payment shall be made in full satisfaction of Great Northern's financial obligations under this Agreement.

3. RELEASE. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, FRANKLIN, on behalf of itself and its past, present or future partners, employees, directors, officers, attorneys, shareholders, representatives, receivers, insurers, agents, successors, and assigns (the "INSURED RELEASOR") hereby releases, discharges, and covenants not to sue Great Northern or any of its direct and indirect parents, subsidiaries,

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     affiliates,  or  related  companies,  and each and all of their  respective parents, subsidiaries, affiliates, or related companies, and each and all of their respective past, present or future partners, employees, directors, officers, shareholders, attorneys, representatives, receivers, insurers, agents, successors, and assigns (the "INSURER RELEASEE"), from and with respect to any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, attorneys' fees, damages, judgments, orders, and liabilities of whatever kind or nature in law, equity, or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which INSURED RELEASOR acting by or through FRANKLIN now owns or holds or has at any time heretofore owned or held as against the INSURER RELEASEE, or any of them, with respect to the claims asserted by or that it could
     have  asserted  in  connection   with  its  9-11  Claim  under  Policy  No.
     3533-87-15, effective from November 1, 2000 to November 1, 2001, issued by Great Northern to FRANKLIN.

4. COVENANT OF AUTHORITY BY FRANKLIN. FRANKLIN represents, covenants and warrants that it has full authority to enter into this Agreement, and that it has not assigned or otherwise transferred any claim released by virtue of this Agreement, and that no other person or entity has or has had any interest in the claims relating to the subject matter hereof, including but not limited to any loss payees named on the policy or entitled to be named on the policy. The undersigned further agrees to indemnify and hold harmless Great Northern if the foregoing warranties prove untrue.

5. COVENANT OF AUTHORITY BY GREAT NORTHERN. Great Northern represents, covenants and warrants that it has full authority to enter into this Agreement, and that it has not assigned or otherwise transferred any claim released by virtue of this Agreement.

6. CONFIDENTIALITY. The Parties shall use their best efforts to keep the negotiations and discussions that led to this Agreement confidential for all time, except as may be required by statute, rule, regulation, generally accepted accounting principles, court order, or as otherwise required by law. The Parties agree to take all appropriate steps to ensure the confidentiality of the Agreement itself. No Party shall voluntarily show or give the Agreement to any other person or entity, except that a Party may show or give the Agreement to its auditors, accountants, regulators, reinsurers, and attorneys, or as may be reasonably necessary to enforce this Agreement. In the event this Agreement is to be filed or lodged with a court in connection with any proceeding, the Party seeking to do so shall use reasonable efforts to preserve its confidentiality under seal of court at all times. The Parties shall inform any person to whom this Agreement is shown or given that it is confidential and require that it not be shown or given to any other person. In the event any Party to this Agreement receives a subpoena or other similar instrument that seeks to compel disclosure of any material or information covered by this section, that Party shall promptly inform all Parties to this Agreement of the receipt of the subpoena or other instrument, and shall, consistent with law, afford all Parties adequate time to exercise whatever rights those Parties may have to seek protection from disclosure of this Agreement. Nothing contained in this section or in the Agreement as a whole shall prohibit FRANKLIN from sharing the Agreement and/or discussing its negotiations with FRANKLIN partners and employees; provided such partners

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     and  employees  are are  advised  of and  comply  with the  confidentiality obligations set out in this section.

7. NO ADMISSIONS. Neither this Agreement, nor anything contained in it, is an admission by any of the Parties hereto, nor shall this Agreement constitute an admission by or be used as an admission against any of the Parties, or any of their direct and indirect parents, subsidiaries, affiliates, or related companies, or, in the case of FRANKLIN, its partners or employees, or as evidence of any liability or wrongdoing whatsoever, including any violation of foreign, federal, state, local, or common laws, ordinances, or regulations.

8. EXECUTION; COPIES. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the effect of a signed original. This Agreement shall be deemed to have been executed when the parties hereto each execute and exchange counterparts thereof, which may be accomplished by facsimile or in person in accordance with the conveniences of the Parties hereto. This Agreement is not binding and shall be of no force and effect whatsoever unless and until this Agreement is executed by all parties hereto. Photographic and facsimile copies of such signed counterparts may be used in lieu of the originals for any purpose.

9. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof. In connection with any action, suit, or proceeding arising out of or relating to this Agreement, the Parties agree to submit to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York (provided that Court has subject matter jurisdiction).

10. INTEGRATED AGREEMENT. This Agreement represents the entire agreement of the Parties. The Parties acknowledge that no representation or promise not expressly set forth in this Agreement has been made by any of the Parties hereto or any of their agents, employees, representatives, or attorneys. No modification of, or amendment to, this Agreement shall be valid unless it is in writing and signed by the Parties. .

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     IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have caused this Agreement to be executed as a sealed instrument as of the dates set forth below.


                                   GREAT NORTHERN INSURANCE COMPANY
                                   By:    /s/ Chris Copeland
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                                   Print: Chris Copeland
                                   Date:  1-16-03



                                   FRANKLIN RESOURCES, INC.
                                   By:    /s/ Leslie M. Kratter
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                                   Print: LESLIE M. KRATTER
                                   Date:  January 15, 2004

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